Exhibit 99.2

Electricity Products Business

of Schlumberger Ltd.

Unaudited Condensed Combined Interim Financial Statements

June 30, 2004 and December 31, 2003, and for the

six months ended June 30, 2004 and 2003

Electricity Products Business of Schlumberger Ltd.

Index

Page(s)
Condensed Combined Interim Financial Statements

Balance Sheets	1

Statements of Operations	2

Statements of Changes in Owner’s Net Investment and Accumulated Other Comprehensive Income (Loss)	3

Statements of Cash Flows	4

Notes to Financial Statements	5–13

Electricity Products Business of Schlumberger Ltd.

Condensed Combined Interim Balance Sheets

(unaudited)

(in thousands of dollars)	June 30, 2004	December 31, 2003
Assets
Current assets
Cash and cash equivalents	$2,631	$658
Accounts receivable, net	33,079	18,073
Receivables from affiliates	161	4,550
Inventories	20,184	28,245
Deferred tax assets, net	4,556	4,239
Other current assets	419	2,509

Total current assets	61,030	58,274

Property, plant and equipment, net	14,838	16,525
Deferred tax assets, net	25,557	23,960
Prepaid pension asset	9,234	10,029
Other assets	218	54

Total assets	$110,877	$108,842

Liabilities and Equity
Current liabilities
Book overdraft	$1,956	$7,885
Accounts payable - trade	8,233	7,817
Payables to affiliates	1,770	2,840
Accrued liabilities	17,013	17,378
Current accrued environmental liability	350	350
Income taxes payable	10,467	3,270

Total current liabilities	39,789	39,540
Accrued environmental liabilities	3,950	3,950
Post retirement health care benefits	65,418	61,212

Total liabilities	109,157	104,702

Minority interest	153	179

Commitments and contingencies (Note 11)

Accumulated other comprehensive income	1,396	844
Owner’s net investment	171	3,117

Total equity	1,567	3,961

Total liabilities and equity	$110,877	$108,842

The accompanying notes are an integral part of these condensed combined interim financial statements.

Electricity Products Business of Schlumberger Ltd.

Condensed Combined Interim Statements of Operations

(unaudited)

(in thousands of dollars)	June 30, 2004	June 30, 2003
Revenues
Third parties	$150,692	$109,351
Affiliated companies	3,827	35,088

Total revenues	154,519	144,439
Cost of revenues
Third parties	96,665	73,631
Affiliated companies	3,233	29,824

Total cost of revenues	99,898	103,455

Gross profit	54,621	40,984

Operating expenses
Sales and marketing	7,924	6,943
Research and engineering	4,921	4,581
General and administrative	3,749	7,276
Litigation settlement	—	23,000

Total operating expenses	16,594	41,800

Income (loss) from operations	38,027	(816)

Minority interest	43	(44)
Other income (expense)	(112)	15

Income (loss) before income taxes	37,958	(845)

Provision (benefit) for income taxes	14,968	(470)

Net income (loss)	$22,990	$(375)

The accompanying notes are an integral part of these condensed combined interim financial statements.

Electricity Products Business of Schlumberger Ltd.

Condensed Combined Interim Statements of Changes in Owner’s Net

Investment and Accumulated Other Comprehensive Income (Loss)

(unaudited)

(in thousands of dollars)	Owner’s Net Investment	Accumulated Other Comprehensive Income (Loss)	Owner’s Net Investment and Accumulated Other Comprehensive Income (Loss)
Balance, December 31, 2003	$3,117	$844	$3,961

Net income	22,990		22,990
Currency translation adjustment		552	552

Total comprehensive income			23,542
Transfers to Schlumberger Ltd.	(25,936)		(25,936)

Balance, June 30, 2004	$171	$1,396	$1,567

Balance, December 31, 2002	$2,696	$136	$2,832

Net loss	(375)		(375)
Currency translation adjustment		(5,531)	(5,531)

Total comprehensive loss			(5,906)
Transfers from Schlumberger Ltd.	11,372		11,372

Balance, June 30, 2003	$13,693	$(5,395)	$8,298

The accompanying notes are an integral part of these condensed combined interim financial statements.

Electricity Products Business of Schlumberger Ltd.

Condensed Combined Interim Statements of Cash Flows

(unaudited)

(in thousands of dollars)	June 30, 2004	June 30, 2003
Cash flows from operating activities
Net income (loss)	$22,990	$(375)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	1,711	2,247
Provision for (recovery of) allowance for doubtful accounts, net	(2,120)	74
Reserve for inventory obsolescense	300	2,083
Deferred income tax	(1,914)	(2,835)
Loss on disposal of property, plant and equipment	13	57
Non-cash change in pension and post retirement obligations	5,001	2,051
Net changes in operating assets and liabilities:
Accounts receivable	(12,886)	(6,736)
Inventories	7,761	10,491
Other current assets	2,090	(80)
Other long-term assets	(164)	472
Receivables/payables to affiliates, net	3,319	(16,437)
Accounts and income taxes payable	7,613	12,315
Accrued liabilities	(365)	1,427

Net cash provided by operating activities	33,349	4,754

Cash flows from investing activities
Purchases of property, plant and equipment	(37)	(1,963)

Net cash used in investing activities	(37)	(1,963)

Cash flows from financing activities
Net transfers from (to) Schlumberger Ltd.	(25,936)	11,372
Net decrease in book overdrafts	(5,929)	(5,020)
Contribution from (dividend to) minority interest	(26)	44

Net cash provided by (used in) financing activities	(31,891)	6,396

Foreign currency effect on cash and cash equivalents	552	(5,937)

Net increase in cash and cash equivalents	1,973	3,250

Cash and cash equivalents
Beginning of year	658	80

End of period	$2,631	$3,330

The accompanying notes are an integral part of these condensed combined interim financial statements.

Electricity Products Business of Schlumberger Ltd.

Notes to Condensed Combined Interim Financial Statements

(unaudited)

(in thousands of dollars)

1.	Basis of Presentation

Electricity Products Business of Schlumberger Ltd. (Company), headquartered in South Carolina, is a leading manufacturer of electric meters and a wholly-owned subsidiary of Schlumberger Ltd. (Schlumberger). The Company has manufacturing facilities in South Carolina and Quebec, Canada, and has a sales and distribution center in Mexico. Sales in Taiwan are made through a combined partially-owned subsidiary.

Sangamo Electric Company, its predecessor, was founded in 1899 and was acquired by Schlumberger in 1975.

The accompanying Condensed Combined Interim Financial Statements are unaudited and reflect, in the opinion of management, entries necessary for the fair presentation in conformity with accounting principles generally accepted in the United States of America (U.S.), the combined assets, liabilities, revenues and expenses related to the historical operations of the Company.

The accompanying Condensed Combined Interim Financial Statements are presented on a “carve-out basis” and include the historical operations of the defined Company. Accordingly, Schlumberger’s net investment in the Company (Owner’s net investment) is shown in lieu of stockholder’s equity in the Condensed Combined Interim Financial Statements. The Condensed Combined Interim Financial Statements included herein have been prepared from the Company’s historical accounting records.

The Condensed Combined Interim Statements of Operations include all revenues and costs attributable to the Company including costs for certain functions and services performed by centralized Schlumberger organizations and directly charged or allocated to the Company based on usage or other systematic methods. Interim results are not necessarily indicative of full year results.

All of the allocations and estimates in the Condensed Combined Interim Financial Statements are based on assumptions that management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Company had been operated as a separate stand-alone entity or the results expected for the full fiscal year or for any other fiscal period. These condensed combined interim financial statements should be read in conjunction with the audited combined financial statements and the notes for the year ended December 31, 2003 for the Company.

2.	Accounting Policies

Principles of Combination

The accompanying Condensed Combined Interim Financial Statements include the accounts of the Company in the U.S., Canada and Mexico, and the accounts of a majority-owned subsidiary in Taiwan, over which the Company exercises control. All significant intercompany accounts and transactions have been eliminated.

Electricity Products Business of Schlumberger Ltd.

Notes to Condensed Combined Interim Financial Statements - Continued

(in thousands of dollars)

Revenue Recognition

The Company derives its revenues from the sale of electric meters to customers through their direct sales force, independent sales representatives and from sales to distributors. Revenues from the sale of electric meters are recognized upon shipment to customers or distributors under an arrangement where title passes to the customer FOB shipping point or upon receipt by the customer when the arrangement is FOB destination, when there is persuasive evidence of an arrangement, the sales price is fixed or determinable and collection is reasonably assured. Distributors of the Company do not have the right of return.

The Company gives rebates to certain customers as incentive to replace old meters with newly purchased meters. The Company records the rebate upon the shipment of new meters to the customer as a reduction to revenue.

Concentrations of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist of cash, cash equivalents and accounts receivable. To minimize risk, cash and cash equivalents are held with highly rated financial institutions. In addition, risk related to accounts receivable is minimized through ongoing credit evaluations of customers’ financial condition and in certain instances customers are required to pay deposits for a portion of the sales price. Two customers represented 15% and 14% of total revenues for the six months ended June 30, 2004, respectively. For the six months ended June 30, 2003, one customer represented 17% of total revenues. Customer deposits are considered liabilities until the Company satisfies revenue recognition criteria.

Cash and Cash Equivalents

All highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents. Cash represents deposits of the Company’s majority owned foreign subsidiary and amounts to be transferred to Schlumberger. Cash in the U.S. and Canada is managed centrally by Schlumberger. All cash receipts from customers are generally transferred to Schlumberger. In addition, as the Company requires funds for payments, amounts are generally transferred from Schlumberger. These net transfers are presented as a contribution/distribution in Owner’s net investment. Book overdrafts represent outstanding checks that will be credited to Owner’s net investment when funded from Schlumberger.

Inventories

Inventories are principally valued at the lower of cost or market and cost is determined using the last-in, first-out (LIFO) dollar value method. Inventories consist of components, sub-assemblies and finished goods held for sale.

Technological change and new product introductions and enhancements could result in excess or obsolete inventory. To minimize this risk, the Company evaluates inventory levels and expected usage on a periodic basis and records a charge as required.

Electricity Products Business of Schlumberger Ltd.

Notes to Condensed Combined Interim Financial Statements - Continued

(in thousands of dollars)

Property, Plant and Equipment

Property, plant and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives as follows:

Machinery and equipment	3 – 7 years
Furniture and fixtures	3 – 7 years
Buildings and improvements	35 – 40 years

Major improvements that extend the useful life of an asset are capitalized. Maintenance and repair costs are expensed as incurred. When property, plant and equipment are sold, retired or otherwise disposed of, the cost and related accumulated depreciation are eliminated and the resulting gain or loss is recognized in the statement of operations.

Long-Lived Assets

Management reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss exists when estimated undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. If an impairment loss exists, the resulting write-down would be the difference between fair market value of the long-lived asset and the related net book value. During June 2004, the Company began plans to move the manufacturing operations located in Quebec, Canada to its South Carolina facility. The Company intends to sell the Quebec facility once the relocation of the manufacturing operations is completed. The Quebec facility was not held-for-sale at June 30, 2004. There were no impairments recorded for the six months ended June 30, 2004 or 2003. (See Note 11)

Product Warranty

Warranty provisions related to sales of meters are determined based upon an estimate of costs that are expected to be incurred under the Company’s warranty program. Activity related to warranty provisions was as follows:

Balance at December 31, 2003	$3,173
Accruals for electric meter deliveries in 2004	3,396
Warranty services provided in 2004	(927)

Balance at June 30, 2004	$5,642

Balance at December 31, 2002	$1,410
Accruals for electric meter deliveries in 2003	1,744
Warranty services provided in 2003	(843)

Balance at June 30, 2003	$2,311

Electricity Products Business of Schlumberger Ltd.

Notes to Condensed Combined Interim Financial Statements - Continued

(in thousands of dollars)

Income Taxes

The Company’s operating results historically have been included in Schlumberger’s consolidated U.S. and state income tax returns and in tax returns of Schlumberger’s foreign subsidiaries. The provision for income taxes reflected in the Combined Financial Statements has been determined on a separate return basis.

Taxes on income are computed in accordance with the tax rules and regulations of the taxing authorities where the income is earned. The income tax rates imposed by these taxing authorities vary substantially. Taxable income may differ from pre-tax income for financial accounting purposes. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

Stock-Based Compensation

Schlumberger and the Company account for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and have adopted the disclosure only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. Stock-based awards issued to non-employees are accounted for under SFAS No. 123.

There were no stock based awards to Company employees during the six month periods ended June 30, 2004 and 2003. Therefore, had compensation costs for the stock-based Schlumberger plans been determined based on the fair value at the grant dates for awards to the Company’s employees under those plans, consistent with the method of SFAS No. 123, the Company’s net income would not have changed.

Foreign Currency

The financial statements of the subsidiaries in Canada, Mexico and Taiwan are measured using their local currencies as the functional currency. Assets and liabilities of these subsidiaries are translated at the rates of exchange at the balance sheet date. Income and expense items are translated at average monthly rates of exchange. The resulting gains and losses from the translation of accounts are included in accumulated other comprehensive income (loss). All transaction gains and losses are included in income in the period in which they occur.

Comprehensive Income (Loss)

Components of comprehensive income (loss) are net income (loss) and all changes in equity during a period except those resulting from transactions with owners. Accumulated other comprehensive income (loss) consists of foreign currency translation adjustments. The Company has made no provision for income taxes on comprehensive income (loss) because there is no intention to remit the undistributed income (losses) in foreign subsidiaries.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amount of certain assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the related reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the allowance for doubtful accounts, LIFO, environmental reserves, inventory obsolescence reserves, accounting for income taxes and pension and post retirement obligations. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements

In January 2004, the Financial Accounting Standards Board (FASB) issued FASB Staff Position No. SFAS 106-2, Accounting and Disclosure Requirements Related to the Medicare Prescription Drug Improvement and Modernization Act of 2003. The statement permits the deferral of accounting related to the effects of the legislation until the earlier of issuance of the final accounting guidance by the FASB or a significant amendment/curtailment event requiring remeasurement, occurring after January 31, 2004. The Company expects the new legislation will reduce future post retirement medical costs, although this amount has not yet been determined.

Electricity Products Business of Schlumberger Ltd.

Notes to Condensed Combined Interim Financial Statements - Continued

(in thousands of dollars)

3.	Valuation and Qualifying Accounts

Valuation and qualifying accounts are as follows for the periods ended June 30, 2004 and 2003:

	Beginning Balance	Charges (Recoveries) to Provision	Deductions*	Ending Balance
Allowance for doubtful accounts
For the six months ended June 30, 2004	$3,806	$(2,120)	$(135)	$1,551
For the six months ended June 30, 2003	510	74	(83)	501

*	Write-off of uncollectable accounts

4.	Inventories

Inventories at June 30, 2004 and December 31, 2003 consist of the following:

	June 30, 2004	December 31, 2003
Components	$13,604	$18,948
Work-in-process	4,222	2,430
Finished goods	3,993	8,502

	21,819	29,880
LIFO reserve	(1,635)	(1,635)

	$20,184	$28,245

Electricity Products Business of Schlumberger Ltd.

Notes to Condensed Combined Interim Financial Statements - Continued

(in thousands of dollars)

5.	Property, Plant and Equipment

Property, plant and equipment at June 30, 2004 and December 31, 2003 consist of the following:

	June 30, 2004	December 31, 2003
Machinery and equipment	$45,497	$59,471
Furniture and fixtures	6,305	9,474
Buildings and improvements	14,058	15,200
Land	94	94
Construction-in-progress	2,291	3,427

	68,245	87,666
Accumulated depreciation	(53,407)	(71,141)

Net property, plant and equipment	$14,838	$16,525

6.	Accrued Liabilities

Accrued liabilities at June 30, 2004 and December 31, 2003 consist of the following:

	June 30, 2004	December 31, 2003
Accrued payroll	$769	$1,535
Accrued vacation	2,120	1,926
Accrued employee benefits	5,144	4,658
Accrued royalties	994	1,752
Accrued warranty	5,642	3,173
Accrued customer rebates	433	434
Accrued legal expenses	105	175
Other	1,806	3,725

	$17,013	$17,378

7.	Income Taxes

The Company currently estimates its annual effective income tax rate to be approximately 39% for fiscal 2004. The expected income tax rate differs from the federal statutory rate of 35% due to state income taxes and extraterritorial income exclusion tax benefits. The Company’s effective income tax rate can vary from period to period due to fluctuations in operating results, new or revised tax legislation and changes in the level of business performed in domestic and international tax jurisdictions. The effective income tax rates for the six months ended June 30, 2004 and 2003 were 39% and (56%), respectively.

The Company has not recorded a valuation allowance against deferred tax assets as they are expected to be fully realizable. The Company has not recorded a deferred income tax liability for additional income taxes that would result from the distribution of earnings of its foreign subsidiaries if they were actually repatriated. The Company intends to indefinitely reinvest the undistributed earnings of its foreign subsidiaries.

Electricity Products Business of Schlumberger Ltd.

Notes to Condensed Combined Interim Financial Statements - Continued

(in thousands of dollars)

Payments to Schlumberger for income taxes totaled $10,112 and $1,000 for the six months ended June 30, 2004 and 2003, respectively.

8.	Pension and Other Benefit Plans

Schlumberger and its subsidiaries sponsor several defined benefit and defined contribution pension plans that cover substantially all of the employees of the Company. The benefits are based on years of service and compensation on a career-average pay basis. These plans are funded with a trustee in respect to past and current service. Charges to expense are based upon costs computed by independent actuaries. The funding policy is to annually contribute amounts that are allowable for federal income tax purposes. These contributions are intended to provide for benefits earned to date and those expected to be earned in the future.

The pension and other post retirement benefit information contained in these Condensed Combined Interim Financial Statements are based on allocations of the plan performance, plan assets and benefit obligations of the parent company plan. These pro-rata allocations were determined based on current participation of employees of the Company, which Company management believes is a reasonable method. Allocated pension and other post retirement benefit costs are $3,339 and $3,810 for the six months ended June 30, 2004 and 2003. The Company does not believe the relationship of the individual components of the pension and post retirement costs to the total costs for the six months ended June 30, 2004 are significantly different from the year ended December 31, 2003.

9.	Owner’s Net Investment

Distributions in the form of dividends and other transfers have been made to/from Schlumberger for each of the periods presented in the Condensed Combined Interim Financial Statements.

10.	Related Party Transactions

The Condensed Combined Interim Financial Statements include allocations (see Note 1) of certain corporate expenses, including legal, accounting, employee benefits, payroll, real estate, insurance services, information technology services, treasury and other corporate and infrastructure costs. These allocations, which may be settled in either cash as a distribution to/from the parent or in the case of non-cash charges as an equity transaction, are from various corporate entities existing within Schlumberger. These allocations have been determined on bases that Schlumberger and the Company consider to be a reasonable reflection of the utilization of services provided or the benefit received by the Company. The allocation methods include relative sales, headcount, square footage, transaction processing costs, adjusted operating expenses and others. These allocations resulted in charges to general and administrative expense of $1.8 million and $1.7 million for the six months ended June 30, 2004 and 2003, respectively.

Schlumberger did not allocate any expenses for management fees to the Company for the six months ended June 30, 2004 and 2003, respectively.

The Company participates in Schlumberger’s centralized treasury and cash processes. Cash is managed either through zero balance accounts or an interest-bearing offsetting mechanism.

Electricity Products Business of Schlumberger Ltd.

Notes to Condensed Combined Interim Financial Statements - Continued

(in thousands of dollars)

The remaining balance of the payables and receivables to affiliates included in the condensed combined interim balance sheet represent amounts arising from transactions entered into by the Company to settle outstanding receivables and payables with other Schlumberger entities.

Sales to Schlumberger affiliates were $3,827 and $35,088 for the six months ended June 30, 2004 and 2003, respectively. Terms of sales are based on the historical transaction terms between the parties, which may not be indicative of future arrangements.

In certain countries, there are formal tax sharing arrangements between the Company and the respective entity of Schlumberger. In certain countries, the Company is a division of the Schlumberger legal entity that is the ultimate taxpayer in that jurisdiction.

11.	Commitments and Contingencies

The Company has various lease agreements for its office space, distribution facilities and certain office equipment under noncancelable operating leases that expire at various dates between 2004 and 2006.

In the ordinary course of business, the Company is involved in various pending or threatened legal actions. While management is unable to predict the ultimate outcome of these actions, it believes that any ultimate liability arising from these actions will not have a material adverse effect on its condensed combined interim financial position, operating results or cash flows, therefore no accruals have been recorded.

The Company settled a patent infringement case in 2003, under which the Company was required to pay approximately $23,000.

It is often difficult to estimate the future impact of environmental matters, including potential liabilities. The Company records an environmental reserve when it is probable that a liability has been incurred and the amount of the liability is reasonably estimable. This practice is followed whether the claims are asserted or unasserted. Management expects that the amounts reserved will be paid out over the periods of remediation for the applicable sites. Reserves for estimated losses from environmental remediation are, depending on the site, based primarily on internal or third-party environmental studies and estimates as to the number, the extent of the contamination and the nature of required remedial actions. Accruals are adjusted as further information develops or circumstances change. The amounts provided for in the Company’s condensed combined financial statements for environmental reserves are discounted at a rate of 7% and amounted to $4,300 at June 30, 2004 and December 31, 2003. Although the Company believes that its reserves are adequate, there can be no assurance that the amount of expenses which will be required relating to remedial actions and compliance with applicable environmental laws will not exceed the amounts reflected in the Company’s reserves or will not have a material adverse effect on the Company’s financial condition, results of operations or cash flows. Any possible loss or range of possible loss that may be incurred in excess of the amounts provided for at June 30, 2004 cannot be estimated.

During the first quarter of 2004, the Company’s South Carolina manufacturing facility received Canadian certification for the manufacturing and shipment of meters into Canada. As a result of this certification, the Company began plans to move the manufacturing operations located in Quebec, Canada to its South Carolina facility to increase manufacturing efficiencies. The Company expects to incur approximately $600 in termination benefits and relocation costs subsequent to June 30, 2004, with completion of the move expected in the fourth quarter of 2004.

Electricity Products Business of Schlumberger Ltd.

Notes to Condensed Combined Interim Financial Statements - Continued

(in thousands of dollars)

12.	Operating Segments

The Company operates in one business segment. Through that segment, the Company sells electric meters in the United States, Canada, Mexico and Taiwan. Following are the Company’s revenues by geographic market for the six months ended June 30, 2004 and 2003:

	June 30, 2004	June 30, 2003
Revenues, including related parties, by geographic location
Taiwan	$2,211	$3,447
Mexico	2,549	1,108
Canada	10,414	9,470
United States	139,345	130,414

	$154,519	$144,439

The Company’s revenues from affiliates, which amounted to $3,827 and $35,088 for the six months ended June 30, 2004 and 2003, respectively, were all within the United States.

Manufacturing operations of the Company are located in the United States and Canada. Property, plant and equipment by geographic location are as follows at June 30, 2004 and December 31, 2003:

	June 30, 2004	December 31, 2003
Property, plant and equipment, net, by geographic location
Taiwan	$216	$234
Mexico	79	67
Canada	2,863	3,121
United States	11,680	13,103

	$14,838	$16,525

13.	Subsequent Event

On July 1, 2004, Schlumberger completed the sale of its Electricity Products Business to Itron, Inc. for an all-cash amount of $248 million, which includes primarily all of the assets and certain of the liabilities of the Company.